		Exhibit 99.2

International Headquarters
5221 North O’Connor Blvd.
Suite 500
Irving, Texas 75039
Phone:	972.869.3400	News Release
Fax:	972.443.1701

FOR IMMEDIATE RELEASE

Thomas Group Announces Intention to Repurchase Stock under an Existing Stock Repurchase Program

Irving, Texas, March 6, 2008 Thomas Group, Inc. (NasdaqGM:TGIS), a leading operations and process improvement firm, announced today that its Board of Directors has reaffirmed the company’s previously existing stock purchase program and authorized the repurchase of shares of its common stock under that program.  A total of 505,450 shares, representing approximately five percent of the company’s shares outstanding, remain subject to repurchase under the program.  This repurchase program was initially announced in January 1999, but no shares have been repurchased under the program since October 2001.  Thomas Group anticipates that purchases under the program will occur from time to time in the open market, subject to market conditions and in accordance with applicable laws, rules and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934.  The repurchase program may be suspended or discontinued at any time.

Contact:	Michael Barhydt, Chief Financial Officer
972-869-3400
mbarhydt@thomasgroup.com

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Thomas Group, Inc. (NasdaqGM: TGIS) is an international, publicly-traded professional services firm specializing in operational improvements. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas, Detroit, and Hong Kong. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2006.  These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions.  These forward-looking statements speak only as of the date of this release.  Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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